 Exhibit 99.1

LEASING FUND

TWELVE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                                      As of April 22, 2010

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of December 31, 2009, Fund Twelve was in its operating period.  As of December 31st, we had invested $289,163,9411 of capital, or 94.30% of capital available for investment, in approximately $578,093,8912 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the fourth quarter was 170.84%.  As of December 31st, Fund Twelve held $25,336,624 of capital available for future investments and maintained a leverage ratio of 0.82:14.  Fund Twelve collected 97.98%5 of all scheduled rent and loan receivables due for the fourth quarter, with the uncollected receivables primarily relating to the semiconductor manufacturing equipment on lease to Equipment Acquisition Resources, Inc., which, during the fourth quarter, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, which you can read about in further detail in the portfolio overview section that follows this letter.

In the fourth quarter of 2009, we continued to make investments in business-essential equipment and corporate infrastructure.  During the quarter, we expanded our maritime fleet by purchasing and bareboat chartering a product tanker vessel to an affiliate of the Ionian Group and a pipelay barge to an affiliate of Leighton Holdings Limited.  We also made a secured term loan to Quattro Plant Limited that is secured by, among other things, rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks and forklifts.  Further, we leveraged our investment in fourteen 2009 MCI Model D4505 passenger buses with Wells Fargo Equipment Finance for the purpose of making additional investments in business-essential equipment and corporate infrastructure.  The total equity we invested in the fourth quarter of 2009 was $14,461,1756.

We believe our portfolio is performing well and that there will be many excellent opportunities to deploy equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

3	The ratio of inflows from investments divided by paid distributions.

4	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.

5	Collections as of March 31, 2010.

6	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND TWELVE, LLC

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) annual Portfolio Overview for 2009.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On December 11, 2009, we, through our wholly-owned subsidiary, ICON Coach, LLC (“ICON Coach”), borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the fourteen 2009 MCI Model D4505 passenger buses owned by ICON Coach.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010.  Interest is computed at a rate of 7.5% per annum throughout the term of the loan.

•
On December 18, 2009, we, through our wholly-owned subsidiary, ICON Faulkner, LLC (“ICON Faulkner”), entered into a Memorandum of Agreement (the “Faulkner MOA”) to purchase the pipelay barge, the Leighton Faulkner, from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  Simultaneously with the execution of the Faulkner MOA, ICON Faulkner entered into a bareboat charter with Leighton Contractors for a period of ninety-six months commencing on January 5, 2010.  The purchase price for the Leighton Faulkner consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt pursuant to a senior facility agreement with Standard Chartered Bank, Singapore Branch (“SCB”) and $7,000,000 of subordinated seller’s credit.  The loan has a term of five years, with an option to extend for another three years. The interest rate has been fixed pursuant to a swap agreement.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.  We paid an acquisition fee to our Manager of approximately $600,000 relating to this transaction.

•
On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 55% by us and 45% by ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., an affiliate of our Manager (“Fund Fourteen”), participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in an amount not less than £5,500,000 and not more than £5,800,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the "Quattro Companies").  Interest on the secured term loan accrues at a rate of 20% per annum and the loan will be amortized to a balloon payment of 15% at the end of term.  The loan is payable monthly in arrears for a period of 33 months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.  We paid an acquisition fee to our Manager of approximately $807,000 relating to this transaction, of which our share was approximately $480,000.

•
On March 31, 2010, we, through our wholly-owned subsidiary, ICON Mynx Pte. Ltd. (“ICON Mynx”), entered into an agreement with Leighton Offshore Pte. Ltd. (“Leighton”) (previously known as Leighton Contractors (Singapore) Pte. Ltd.) to significantly upgrade the accommodation and work barge, the Leighton Mynx, for $20,000,000.  The upgrades include the addition of a helicopter deck, as well as a new crane and accommodation unit.  The purchase price for the upgrades consists of $2,000,000 in cash and $18,000,000 in a non-recourse loan, which included $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt pursuant to an amended senior facility agreement with SCB (the “Amended Facility Agreement”).  The Amended Facility Agreement will be repaid in quarterly installments beginning on March 31, 2011 and interest will be fixed pursuant to a swap agreement with SCB.  In consideration for financing the upgrades, ICON Mynx and Leighton agreed to amend the bareboat charter for the Leighton Mynx to, among other things, increase the amount of monthly charter hire payable by Leighton and increase the value of the purchase option price at the expiry of the charter.  All of Leighton’s obligations are guaranteed by Leighton Holdings.  We paid an acquisition fee to our Manager of approximately $600,000 relating to this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC, own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc.  We paid purchase prices in the amounts of approximately $21,294,000, $5,939,000 and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011, March 31, 2011 and March 31, 2012.

•
We, through our wholly-owned subsidiary, ICON Ionian, LLC (“ICON Ionian”), purchased a product tanker vessel, the Ocean Princess, from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  Simultaneously with the purchase, the Ocean Princess was bareboat chartered back to Lily Shipping for sixty months.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  If an event of default occurs, ICON Ionian’s obligation to repay the payable is terminated.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

•
We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 55% by us and 45% by Fund Fourteen, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
We own a saturation diving system that we acquired from Swiber Engineering Ltd. (“Swiber”) through our wholly-owned subsidiary, ICON Diving Marshall Islands, LLC, for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON Diving”).  ICON Diving then entered into a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Holdings”).

•
A 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane that is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“Swiber Marine”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, Swiber Marine has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the various Swiber entities that are parties to the transaction are guaranteed by Holdings.  In addition, Victorious granted a first priority mortgage in the Barge as security for Swiber Construction’s obligations under its lease with ICON Diving.  The obligations of Swiber Construction, Swiber, and Holdings are subordinate only to ICON Victorious’ rights in the Barge.

•
ICON ION, LLC (“ICON ION”), a joint venture owned 55% by us and 45% by Fund Fourteen, was formed for the purpose of making secured term loans to ARAM Rentals Corporation (“ARC”) and ARAM Seismic Rentals, Inc. (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of five years, beginning on August 1, 2009.

•
We own two Aframax product tankers that we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd., also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by ICON Income Fund Ten, LLC (“Fund Ten”), an affiliate of our Manager.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an affiliate of our Manager, have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed its lease with ICON Pliant in full as part of its financial restructring and on December 3, 2009, Pliant emerged from bankruptcy.  As of December 31, 2009, Pliant has made all of its lease payments.

•
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, Fund Ten and Fund Eleven, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Eleven have ownership interests of 52.75%, 12.25% and 35%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $16,655,000.

•
ICON Northern Leasing II, LLC, our wholly-owned subsidiary, provided a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty from Northern Leasing Systems, Inc. of up to 10% of the loan amount.

•
Our wholly-owned entities, ICON Mynx, ICON Stealth Pte. Ltd. (“ICON Stealth”), and ICON Eclipse Pte. Ltd., purchased an accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse, from Leighton for the aggregate amount of $133,000,000.  Simultaneously with the purchases, each of ICON Mynx and ICON Stealth entered into a bareboat charter to charter its respective vessel to Leighton for a period of eight years.  The Leighton Mynx was purchased for $10,000,000 consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to the Amended Facility Agreement and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000 consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Amended Facility Agreement and $16,950,000 of subordinated seller’s credit.  Subsequently, the Leighton Eclipse was purchased for $75,000,000 consisting of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior debt pursuant to the Amended Facility Agreement and $26,500,000 of subordinated seller’s credit.  The Leighton Eclipse was also bareboat chartered back to Leighton for a period of eight years.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

•
Mining equipment consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader that was purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to a lease with American Energy Corporation (“American Energy”) and Ohio American Energy, Incorporated that is set to expire on March 31, 2011.  We also own pan line and hauling equipment used in underground long wall mining that was purchased through our wholly-owned subsidiary, ICON Murray II, LLC, for approximately $3,196,000.  That equipment is subject to a lease with American Energy and The Ohio Valley Coal Company that is set to expire on December 31, 2011.  The obligations under the leases are guaranteed by Murray Energy Corporation.

•
A one off machine paper coating manufacturing line through ICON Appleton, LLC (“ICON Appleton”), our wholly-owned subsidiary.  ICON Appleton made a secured term loan to Appleton Papers, Inc. (“Appleton”) in the amount of $22,000,000 commencing on November 7, 2008 for a period of sixty months.  On March 26, 2009, the loan and security agreement and the secured term loan note issued by Appleton were amended due to a default on one of the covenants in Appleton’s credit facility.  As a result of the cross-default provisions of the loan, the interest on the term note was adjusted to accrue interest at 14.25% per year.  Additionally, on February 26, 2010, we amended certain financial covenants in the loan agreement with Appleton.  In consideration for amending the loan, we received an amendment fee in the amount of approximately $117,000 from Appleton.

•
Fourteen 2009 MCI D4505 passenger buses that were purchased through ICON Coach for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for a purchase price of $18,990,000 and it is subject to a sixty month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.  On February 27, 2009, we, Fund Ten, Fund Eleven and IEMC Corp., a subsidiary of our Manager, entered into an Amended Forbearance Agreement with MWU, LC, Crow and seven other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring LC’s lease payment schedule, we received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.  On June 1, 2009, we amended and restructured the lease with LC to reduce the assets under lease from $14,890,000 to approximately $12,420,000. Contemporaneously, we entered into a new lease with Metavation, LLC (“Metavation”), an affiliate of LC, for the assets previously on lease to LC.  The equipment is subject to a forty-three month lease with Metavation that expires on December 31, 2012.  Metavation’s obligations under the lease are guaranteed by its parent company, Cerion, LLC.  In consideration for restructuring LC’s lease payment schedule, we received a warrant to purchase an additional 65% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  We and Fund Eleven have ownership interests of 55% and 45%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months. In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR.  On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
A 51% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  The equipment consists of all of Sealynx’s machinery in its operating facility, including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  Subsequently, due to the global downturn in the automotive industry, Sealynx requested a restructuring of its lease payments and on January 4, 2010, we restructured the payment obligations of Sealynx under the lease to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As additional security for restructuring the payment obligations, we received an additional mortgage over certain real property owned by Sealynx located in Charleval, France.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vessel” and, collectively, referred to as the “Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vessels by making a cash payment of approximately $6,150,000 per Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have seventy-two month bareboat charters for the Vessels with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Eleven and Fund Fourteen (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, none of which was attributable to the Fund.

10% Status Report

As of December 31, 2009, the Leighton Eclipse was the only individual asset that constituted at least 10% of the aggregate purchase price of our equipment portfolio.  The Leighton Eclipse is scheduled to remain on bareboat charter during the 2010 calendar year.

As of December 31, 2009, the Leighton Eclipse had 96 monthly payments remaining.  To the best of our Manager’s knowledge, the barge remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2009, we continued to make monthly distributions at a rate of 9.65% per annum.  From the inception of the offering period, we have made 33 monthly distributions to our members.  During the year ended December 31, 2009, we paid our members approximately $31,873,588 in cash distributions.  As of December 31, 2009, a $10,000 investment made at the initial closing would have received $2,519 in cumulative distributions, representing a return of approximately 25% of such initial investment.

	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$29,534,544	$2,339,044	$-	$-	$31,873,588

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $318,725, $162,440 and $20,561 for the years ended December 31, 2009, 2008 and 2007, respectively.  Our Manager’s interest in our net income for the years ended December 31, 2009, 2008 and 2007 was $138,589, $59,426 and $1,169, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

					For the Period from
					May 25, 2007
					(Commencement of
			Years Ended December 31,		Operations) through
Entity	Capacity	Description	2009	2008	December 31, 2007
ICON Capital Corp.	Manager	Organizational and offering expenses (1)	$372,809	$2,273,874	$2,841,757
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	1,441,563	3,458,030	1,849,163
ICON Capital Corp.	Manager	Acquisition fees (2)	8,021,745	7,905,969	2,090,934
ICON Capital Corp.	Manager	Administrative expense reimbursements (3)	3,594,400	2,705,118	1,346,866
ICON Capital Corp.	Manager	Management fees (3)	3,390,239	1,474,993	178,289
Total fees paid to related parties			$16,820,756	$17,817,984	$8,307,009

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Amount charged directly to operations.

At December 31, 2009, we had a payable of $482,301 primarily related to administrative expenses due to our Manager and its affiliates.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$27,075,059	$45,408,378
Current portion of net investment in finance leases	18,783,013	6,175,219
Current portion of notes receivable	22,786,334	17,058,414
Other current assets	3,995,632	2,455,649
Assets held for sale, net	8,982,354	-

Total current assets	81,622,392	71,097,660

Non-current assets:
Net investment in finance leases, less current portion	137,797,207	20,723,514
Leased equipment at cost (less accumulated depreciation of
$43,506,562 and $14,178,194, respectively)	335,480,153	302,253,674
Notes receivable, less current portion	51,122,271	35,641,940
Investment in joint venture	4,609,644	5,374,899
Derivative instrument	-	92,388
Due from Manager and affiliates	-	641,568
Other non-current assets, net	10,346,719	2,759,899

Total non-current assets	539,355,994	367,487,882

Total Assets	$620,978,386	$438,585,542

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$43,305,938	$29,073,897
Derivative instruments	4,779,552	5,431,968
Deferred revenue	6,576,971	4,608,711
Due to Manager and affiliates	482,301	330,980
Accrued expenses and other current liabilities	3,154,453	2,046,343

Total current liabilities	58,299,215	41,491,899

Non-current liabilities:
Non-recourse long-term debt, less current portion	176,961,900	133,501,171
Other non-current liabilities	44,082,046	-

Total non-current liabilities	221,043,946	133,501,171

Total Liabilities	279,343,161	174,993,070

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	278,405,366	229,360,768
Manager	(301,542)	(121,406)
Accumulated other comprehensive loss	(5,024,109)	(5,751,632)

Total Members' Equity	273,079,715	223,487,730

Noncontrolling Interests	68,555,510	40,104,742

Total Equity	341,635,225	263,592,472

Total Liabilities and Equity	$620,978,386	$438,585,542

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

			For the Period from
			May 25, 2007
			(Commencement of
	Years Ended December 31,		Operations) through
	2009	2008	December 31, 2007

Revenue:
Rental income	$59,604,472	$22,940,645	$3,745,463
Finance income	7,246,926	3,695,178	762,779
Income from investment in joint venture	573,040	325,235	-
Interest and other income	11,066,780	2,385,444	322,073

Total revenue	78,491,218	29,346,502	4,830,315

Expenses:
Management fees - Manager	3,390,239	1,474,993	178,289
Administrative expense reimbursements - Manager	3,594,400	2,705,118	1,346,866
General and administrative	2,276,211	1,350,134	161,497
Interest	11,616,105	3,086,275	704,418
Depreciation and amortization	34,507,641	12,875,095	1,860,863
Bad debt expense	572,721	-	-
Impairment loss	3,429,316	-	-
Loss on financial instruments	25,642	55,495	25,024

Total expenses	59,412,275	21,547,110	4,276,957

Net income	19,078,943	7,799,392	553,358

Less: Net income attributable to noncontrolling interests	(5,220,027)	(1,856,812)	(436,506)

Net income attributable to Fund Twelve	$13,858,916	$5,942,580	$116,852

Net income attributable to Fund Twelve allocable to:
Additional Members	$13,720,327	$5,883,154	$115,683
Manager	138,589	59,426	1,169

	$13,858,916	$5,942,580	$116,852

Weighted average number of additional shares of
limited liability company interests outstanding	333,979	181,777	47,186

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests	$41.08	$32.36	$2.45

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2006	1	$1,000	$1,000	$-	$2,000	$-	$2,000

Comprehensive income:
Net income	-	115,683	1,169	-	116,852	436,506	553,358
Change in valuation of
interest rate swap contracts	-	-	-	(349,950)	(349,950)	(336,226)	(686,176)
Total comprehensive loss					(233,098)	100,280	(132,818)
Proceeds from issuance of additional shares
of limited liability company interests	93,805	93,670,295	-	-	93,670,295	-	93,670,295
Shares of limited liability company interests repurchased	(1)	(1,000)			(1,000)	-	(1,000)
Sales and offering expenses	-	(12,087,572)	-	-	(12,087,572)	-	(12,087,572)
Cash distributions	-	(2,040,455)	(20,561)	-	(2,061,016)	-	(2,061,016)
Investment in joint venture by noncontrolling interest	-	-	-	-	-	10,762,478	10,762,478

Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609	$10,862,758	$90,152,367

Comprehensive income:
Net income	-	5,883,154	59,426	-	5,942,580	1,856,812	7,799,392
Change in valuation of
derivative instruments	-			(4,455,706)	(4,455,706)	(279,661)	(4,735,367)
Currency translation adjustment	-			(945,976)	(945,976)	-	(945,976)
Total comprehensive income					540,898	1,577,151	2,118,049
Proceeds from issuance of additional shares
of limited liability company interests	180,184	179,455,836	-	-	179,455,836	-	179,455,836
Sales and offering expenses	-	(19,564,022)	-	-	(19,564,022)	-	(19,564,022)
Cash distributions	-	(16,072,151)	(162,440)	-	(16,234,591)	(1,943,705)	(18,178,296)
Investments in joint ventures by noncontrolling interests	-	-	-	-	-	29,608,538	29,608,538

Balance, December 31, 2008	273,989	$229,360,768	$(121,406)	$(5,751,632)	$223,487,730	$40,104,742	$263,592,472

Comprehensive income:
Net income	-	13,720,327	138,589	-	13,858,916	5,220,027	19,078,943
Change in valuation of
derivative instruments	-	-	-	555,127	555,127	231,872	786,999
Currency translation adjustment	-	-	-	172,396	172,396	-	172,396
Total comprehensive income					14,586,439	5,451,899	20,038,338
Proceeds from issuance of additional shares
of limited liability company interests	74,837	74,561,816	-	-	74,561,816	-	74,561,816
Sales and offering expenses	-	(7,580,626)	-	-	(7,580,626)	-	(7,580,626)
Cash distributions	-	(31,554,863)	(318,725)	-	(31,873,588)	(13,458,787)	(45,332,375)
Shares of limited liability company interests repurchased	(117)	(102,056)	-	-	(102,056)	-	(102,056)
Investments in joint ventures by noncontrolling interests	-	-	-	-	-	36,457,656	36,457,656

Balance, December 31, 2009	348,709	$278,405,366	$(301,542)	$(5,024,109)	$273,079,715	$68,555,510	$341,635,225

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

			For the Period from
			May 25, 2007
			(Commencement of
	Years Ended December 31,		Operations) through
	2009	2008	December 31, 2007

Cash flows from operating activities:
Net income	$19,078,943	$7,799,392	$553,358
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(36,136,272)	(11,314,201)	(3,261,468)
Finance income	(7,246,926)	(3,695,178)	(762,779)
Income from investment in joint venture	(573,040)	(325,235)	-
Depreciation and amortization	34,507,641	12,875,095	1,860,863
Interest expense on non-recourse financing paid directly
to lenders by lessees	7,422,605	2,944,076	674,781
Interest expense from amortization of debt financing costs	959,712	142,199	18,436
Accretion of seller's credit and other	756,948	-	-
Impairment loss	3,429,316	-	-
Bad debt expense	572,721	-	-
Loss on financial instruments	25,642	55,495	25,024
Changes in operating assets and liabilities:
Collection of finance leases	15,788,477	9,244,453	1,142,760
Other assets, net	(11,727,785)	(4,617,634)	(189,187)
Accrued expenses and other current liabilities	(692,743)	1,194,823	132,620
Deferred revenue	1,968,260	(1,342,076)	541,830
Due to/from Manager and affiliates, net	62,750	397,763	246,926
Distributions from joint venture	573,040	325,235	-

Net cash provided by operating activities	28,769,289	13,684,207	983,164

Cash flows from investing activities:
Purchase of equipment	(69,304,587)	(120,866,253)	(54,022,668)
Investment in joint venture	-	(5,615,735)	-
Distributions received from joint venture in excess of profits	765,255	240,836	-
Restricted cash	(1,071,816)	-	-
Investment in notes receivable	(38,359,443)	(38,599,487)	(4,328,300)
Repayment of notes receivable	19,018,668	5,697,874	-

Net cash used in investing activities	(88,951,923)	(159,142,765)	(58,350,968)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	3,205,167	27,000,000	-
Repayments of non-recourse long-term debt	(1,740,000)	-	-
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	66,981,190	159,891,814	81,581,723
Shares of limited liability company interests repurchased	(102,056)	-	-
Investment in joint ventures by noncontrolling interest	18,807,296	-	-
Distributions to noncontrolling interests	(13,458,787)	(1,943,705)	-
Cash distributions to members	(31,873,588)	(16,234,591)	(2,061,016)

Net cash provided by financing activities	41,819,222	168,713,518	79,520,707

Effects of exchange rates on cash and cash equivalents	30,093	(1,485)	-

Net (decrease) increase in cash and cash equivalents	(18,333,319)	23,253,475	22,152,903

Cash and cash equivalents, beginning of the year	45,408,378	22,154,903	2,000

Cash and cash equivalents, end of the year	$27,075,059	$45,408,378	$22,154,903

ICON Leasing Fund Twelve LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

			For the Period from
			May 25, 2007
			(Commencement of
	Years Ended December 31,		Operations) through
	2009	2008	December 31, 2007

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$1,723,285	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$36,136,272	$11,314,201	$3,261,468

Equipment purchased with non-recourse long-term debt paid directly by lender	$85,300,000	$121,699,640	$24,938,433

Equipment purchased with subordinated financing provided by seller	$58,300,000	$-	$-

Investment in joint venture by noncontrolling interest	$18,381,998	$28,548,220	$10,762,478

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.